UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

GOLD RESOURCE CORPORATION
(Name of Registrant as Specified in is Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A relates solely to a preliminary communication posted to the website of Gold Resource Corporation, a Colorado corporation (the “Company”), prior to furnishing stockholders the Company with a definitive proxy statement related to the proposed transaction with Goldgroup Mining Inc.

1 Business Combination Summary January 28, 2026

2 Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking words such as “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend,” “could” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the ability to complete the potential transaction, (ii) the expectations for the Back Forty Project, including the completion of the feasibility study and progression of the permitting process, and (iii) the anticipated benefits of the potential transaction, including the anticipated pro forma revenue of the combined company that is derived from silver production, anticipated synergies, the expected production and cash generation of the combined company, and anticipated ability to attract a broader investor base. All forward-looking statements in this presentation are based upon information available to Gold Resource Corporation (the “Company”) as of the date of this presentation, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this presentation. Forward-looking statements are subject to risks and uncertainties, including, but not limited to, delays or failure to meet conditions or receive necessary approvals to close the potential transaction, risks related to production and cost estimates, project development and operational challenges, regulatory and policy changes, volatility in commodity prices, declines in general economic conditions and other factors described in the periodic and current reports filed with the Securities and Exchange Commission (the “SEC”) by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which are available on the SEC’s website at http://www.sec.gov . IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any securities issued in the potential transaction are anticipated to be issued in reliance upon available exemptions from registration requirements pursuant to Section 3(a)(10) of the Securities Act and applicable exemptions under state securities laws. Promptly after filing its definitive proxy statement with the SEC, the Company will send the definitive proxy statement to each stockholder of the Company entitled to vote at the meeting of stockholders relating to the potential transaction and the transactions contemplated in connection therewith. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov . The Company and certain of its respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on April 8, 2025, and its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 25, 2025. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement and other relevant materials to be filed with the SEC when they become available.

3 Summary of Key Transaction Terms Transaction • Goldgroup’s acquisition of all the issued and outstanding shares of common stock of Gold Resource. Structure • Transaction to occur by merger of Gold Resource into a wholly owned subsidiary of Goldgroup under Colorado law and a plan of arrangement under the Business Corporation Act (British Columbia), with Gold Resources surviving as a wholly owned subsidiary of Goldgroup. • The parties currently anticipate that the executive management team of Gold Resource will become the executive officers of the combined company. Consideration • Merger consideration of 1.4476 Goldgroup common shares in exchange for each share of Gold Resource common stock (adjusted to 0.3619 Goldgroup common shares for each share of Gold Resource common stock after a four-for-one share consolidation that will be completed by Goldgroup prior to closing). • Represents a value of US$2.25 per share of Gold Resource common stock, based on the closing price of Goldgroup common stock on January 23, 2026. • Upon closing of the transaction, Gold Resource stockholders will own approximately 40% of Goldgroup on a fully-diluted, in-the-money basis. • Merger consideration represents a premium of approximately 39% to the January 23, 2026, closing price of Gold Resource on the NYSE. Board Representation • Pro forma board of directors to be comprised of five members. • Goldgroup will be entitled to appoint three members, while Gold Resource will be entitled to appoint two members.

4 Benefits • Immediate Significant Premium: Premium of 39% based on the closing price on January 23, 2026. • Enhanced and Complementary Asset Portfolio: The combined company’s assets will include the Company’s producing Don David Gold Mine and the PEA-stage Back Forty Project, and Goldgroup’s producing Cerro Prieto Mine and recently acquired San Francisco Mine, creating a robust portfolio of producing assets with significant exploration and growth potential. • Creation of a Multi-Mine Producer: An asset portfolio with multiple mines reduces the reliance on any one mine’s operation and could significantly enhance cash generation of the combined company through increased production. • Creation of a Leading, Mexico-Focused Junior Producer: The combination creates a larger, more diversified mining company with a strong focus on Mexico, one of the leading venues for mineral potential and production, with an extensive history of mining.

5 Benefits - Continued • Revitalization of a silver-focused vehicle: Pro forma revenues are expected to be predominantly silver, driven by production at the Don David Gold Mine benefiting from a strong silver price momentum. • Significant Synergy Potential: Expected operational, general and administrative synergies from combining operations and leveraging shared expertise and infrastructure. • Strengthened Financial Position: The combined entity is expected to have a stronger balance sheet and increased financial flexibility to fund growth projects and exploration initiatives. • Increased Market Presence and Shareholder Value: The larger scale and enhanced profile of the combined company are expected to attract a broader institutional investor base and drive long-term value for all shareholders.

6 FAQ Question: Will the combined company maintain a listing on a U.S. Exchange? Answer: The parties intend to pursue a U.S. exchange listing of the combined company, but such a listing is not a condition to the completion of the proposed transaction. Question: Why is the four-to-one share consolidation being undertaken? Answer: The consolidation is being pursued, in part, to increase the per share price of the combined company in order to satisfy listing requirements in contemplation of a potential future U.S. exchange listing. Question: Why undertake this transaction now, especially when the company is performing well and metal prices are strong? Answer: Please refer to the “Benefits” section of this presentation for a full overview of the strategic rationale. Question: What does this combination mean for the Back Forty Project? Answer: The Company remains fully committed to advancing the Back Forty Project, including completing the Feasibility Study and progressing the permitting process.

7 FAQ Question: What does this mean for the shares that I currently own? Answer: Each share of Gold Resource common stock will be exchanged for 1.4476 common shares of Goldgroup; however, due to the four-for-one share consolidation of Goldgroup’s common shares prior to closing, the exchange ratio will be adjusted to 0.3619 common shares of Goldgroup. For example: 100 Gold Resource shares will convert into 144.76 shares of Goldgroup. Taking into effect the four-for-one conversion of Goldgroup common shares to occur prior to closing, the resulting merger consideration would be 36.19 Goldgroup Shares.